EXHIBIT 6 - FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                              FIRST AMENDMENT

                                     TO

                       REGISTRATION RIGHTS AGREEMENT

     FIRST AMENDMENT (this "First Amendment") dated as of May 5, 2000, by and among PROMEDCO MANAGEMENT COMPANY, a Delaware corporation (the "Company"), GS CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("GSCP"), and certain affiliates of GSCP set forth on the signature page of this First Amendment (the "GSCP Affiliates", and collectively with GSCP and including their respective successors and permitted assigns, the "GSCP Parties").

     WHEREAS, the Company and the GSCP Parties previously entered into a Registration Rights Agreement (the "Registration Rights Agreement") dated as of January 13, 2000; and

     WHEREAS, the Company and the GSCP Parties desire to amend the Registration Rights Agreement as set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS; INTERPRETATION. Unless otherwise specifically defined herein, each term used herein which is defined in the Registration Rights Agreement has the meaning assigned to such term in the Registration Rights Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Registration Rights Agreement shall from and after the effective date of this First Amendment refer to the Registration Rights Agreement as amended hereby, except in any instance in the Registration Rights Agreement where any such reference relates to the date of the execution of the Registration Rights Agreement in which instance such reference shall relate to the Registration Rights Agreement without giving effect to this amendment.

     SECTION 2. AMENDMENTS. The Registration Rights Agreement is hereby amended as follows:

     (a) The first "Whereas" clause is hereby amended and restated in its entirety as follows:

          WHEREAS, the Company and the GSCP Parties have entered into a Securities Purchase Agreement, dated as of January 13, 2000, and a First Amendment to Securities Purchase Agreement, dated as of May 5, 2000 (as amended, the "Purchase Agreement"), pursuant to which, among other things, the GSCP Parties have purchased 1,250,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), of the Company and have agreed, subject to the terms and conditions set forth therein, to purchase 425,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") and warrants to purchase 125,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"); and

     (b) The following definitions from Section 1 are hereby amended and restated in their entirety:

          "Registrable Securities" means (a) any shares of Common Stock or Common Stock Equivalents owned by the GSCP Parties at any time, (b) any shares of Common Stock issued or issuable upon the conversion, exercise or exchange of any shares of Series A Preferred Stock or Series B Preferred Stock owned by the GSCP Parties at any time, and (c) any shares of Common Stock issued with respect to the securities referred to in clauses (a), (b) by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
(B) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs
(f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule) or (C) such securities may be sold pursuant to Rule 144(k) under the Securities Act.

     (c) The definition of "Series A Preferred Stock" is hereby deleted from Section 1.

     (d) Section 2.1(a)(i) is hereby amended as follows:

          (i) by deleting the words "15%" and inserting in place thereof the words "25%"; and

          (ii) by adding the words "and Series B Preferred Stock" immediately after the words "Series A Preferred Stock".

     SECTION 3. COUNTERPARTS; EFFECTIVENESS. This First Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This First Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     SECTION 4. MISCELLANEOUS. Except as expressly set forth in this First Amendment, the Registration Rights Agreement shall otherwise remain unchanged and in full force and effect and remain binding upon the parties hereto.
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          IN WITNESS WHEREOF, the parties hereto have duly executed this
First Amendment or have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                      PROMEDCO MANAGEMENT COMPANY



                                      By: /s/ Robert D. Smith
                                         --------------------------------
                                         Name:  Robert D. Smith
                                         Title: Chief Financial Officer


                                      GS CAPITAL PARTNERS III, L.P.

                                      By: GS Advisors III, L.L.C.,
                                          its general partner

                                      By: /s/ John E. Bowman
                                         --------------------------------
                                         Name:  John E. Bowman
                                         Title: Vice President


                                      GS CAPITAL PARTNERS III OFFSHORE, L.P.

                                      By: GS Advisors III, L.L.C.,
                                      its general partner

                                      By: /s/ John E. Bowman
                                         --------------------------------
                                         Name:  John E. Bowman
                                         Title: Vice President


                                      GOLDMAN, SACHS & CO.
                                       VERWALTUNGS GMBH

                                      By: /s/ Terence M. O'Toole
                                         --------------------------------
                                         Name:  Terence M. O'Toole
                                         Title: Managing Director

                                      and

                                      By: /s/ John E. Bowman
                                         --------------------------------
                                         Name:  John E. Bowman
                                         Title: Registered Agent


                                      STONE STREET FUND 2000, L.P.

                                      By: Stone Street 2000, L.L.C.,
                                          its general partner

                                      By: /s/ John E. Bowman
                                         --------------------------------
                                         Name:  John E. Bowman
                                         Title: Vice President